Exhibit 1

                     ROCHESTER GAS AND ELECTRIC CORPORATION

                              FIRST MORTGAGE BONDS

                             UNDERWRITING AGREEMENT



To the Representative named in
Schedule I hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

         1. Introductory. Rochester Gas and Electric Corporation, a New York corporation ("Company"), proposes to issue and sell the First Mortgage Bonds identified in Schedule I hereto ("Bonds"), to be issued under and secured by the General Mortgage dated September 1, 1918, between the Company and Bankers Trust Company, as Trustee ("Trustee"), as heretofore amended and supplemented by supplemental indentures and as to be further amended and supplemented by an additional supplemental indenture providing for the creation of the Bonds (such General Mortgage as so amended and supplemented and as to be so amended and supplemented being hereinafter called the "Indenture"), and hereby agrees with the several underwriters named in Schedule II hereto ("Underwriters"), who are being represented by the representatives of the Underwriters named in Schedule I hereto ("Representatives"), as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

         (a) A registration statement (No. 333-52690), including a prospectus, relating to the Bonds has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as it may have been amended prior to the date hereof, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Bonds and the offering thereof by a prospectus supplement to be filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, but excluding any prospectus supplement relating to an offering of securities other than the Bonds, is hereinafter referred to as the "Prospectus."

         (b) On its effective date, the Registration Statement conformed in all respects to the applicable requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof the Prospectus conforms in all respects to the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and the Prospectus does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

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         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is not required to be qualified to transact business in any jurisdiction other than the state of New York.

         (d) This Agreement has been duly authorized, executed and delivered by the Company.

         (e) The Bonds, when delivered pursuant to this Agreement, will have been duly authorized, executed, authenticated, issued and delivered and the bonds when delivered will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture.

         (f) The Indenture (which term, for the purposes of this paragraph as of the date of the execution hereof, shall exclude the supplemental indenture providing for the creation of the Bonds) has been duly authorized, executed, and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting enforcement of creditors' rights or the security provided by the Indenture and to general equity principles, and except as limited by the Atomic Energy Act of 1954 and regulations thereunder relating to the Company's interest in atomic energy facilities.

         (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Bonds will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Bonds, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bonds.

         (h) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         (i) Each preliminary prospectus used in connection with the offering of the Bonds filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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         (j) The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (k) The Company has arranged for the issuance of the Financial Guarantee Insurance Policy ("Policy") referred to in Schedule I.

         3. Purchase, Sale and Delivery of Bonds. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of Bonds set forth opposite the names of the Underwriters in Schedule II hereto. The Company will deliver the Bonds to the Representatives for the accounts of the Underwriters against payment of the purchase price by Federal or other funds immediately available to the Company, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at the time and date set forth in Schedule I hereto, or at such other time and date as the Representatives and the Company determine, such time and date being herein referred to as the "Closing Date." The Bonds so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the office of Bankers Trust Company, One Bankers Trust Plaza, New York, New York, at least twenty-four hours prior to the Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Bonds for sale to the public as set forth in the Prospectus.

         5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

         (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.

         (b) Prior to the termination of the offering of the Bonds, the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representatives. The Company will also advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (c) If at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which

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     will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) For a period of at least eighteen months after the date of this Agreement, the Company will file with the Commission, within the times required by the Rules and Regulations, annual reports on Form 10-K and quarterly reports on Form 10-Q containing all information required by the Rules and Regulations or will otherwise make generally available to its security holders as promptly as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Act.

         (e) The Company will furnish to the Representatives copies of the Registration Statement (one of which will be signed and will include all exhibits), any preliminary prospectus used in connection with the offering of the Bonds, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives request.

         (f) The Company will arrange for the qualification of the Bonds for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect as long as required for the distribution.

         (g) During the period of five years hereafter, the Company will furnish to the Representatives, and upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended, or mailed to security holders generally and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

         (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including all expenses incurred in connection with qualification of the Bonds for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, any fees charged by investment rating agencies for rating the Bonds, the cost of printing or other reproduction of this Agreement and any related documents and all expenses incurred in distributing to the Underwriters any preliminary prospectuses used in connection with the offering of the Bonds.

         (i) During the period from the date of this Agreement to and including the earlier of (i) the termination of trading restrictions on the Bonds, as notified to the Company by the Representatives, or (ii) the third business day after the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any of its debt securities (other than the Bonds), except pursuant to prior or concurrent contractual commitments which have been disclosed to the Representatives prior to the execution hereof and except for borrowings under the Company's revolving credit agreements and lines of credit, the private placement of securities and issuances of commercial paper,

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     without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Bonds will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to each of the following additional conditions precedent:

         (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

         (b) Subsequent to the date hereof, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Underwriters including the Representatives, materially impairs the investment quality of the Bonds;
     (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Bonds.

         (c) The Representatives shall have received an opinion, dated the Closing Date, of Nixon Peabody LLP, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with authorized and outstanding capital stock as set forth in the Prospectus, and with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

               (ii) The Bonds have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture.

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               (iii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting enforcement of creditors' rights or the security provided by the Indenture and to general equity principles, and except as limited by the Atomic Energy Act of 1954 and regulations thereunder relating to the Company's interest in atomic energy facilities; the Indenture creates the lien it purports to create upon the interest of the Company in the property, real and personal, intended to be subjected to the lien of the Indenture; and the Indenture has been duly recorded or filed for recordation as a mortgage of real estate and recorded or filed as a security interest in personal property and fixtures in each place in which any of the properties or assets of the Company subject to the lien of the Indenture are situated and in which such recording or filing is required to protect and preserve the lien of the Indenture (except the supplemental indenture providing for the creation of the Bonds has been recorded in the Office of the Clerk of the County of Monroe, New York, only, and arrangements have been made for its prompt recording in the Offices of the Clerks of the other counties in the State of New York in which such recording is required); and all taxes and recording fees required to be paid as of the date hereof with respect to the execution, recording or filing of the Indenture and the issuance of the Bonds have been paid.

               (iv) The Company has good and indefeasible title in fee simple to substantially all of its bondable real property (except that no opinion need be given with respect to leasehold interests, easements, riparian rights, flowage rights, and property of a similar character) and good and valid title to all other property and assets owned by the Company (including such leasehold interests) and intended to be subject to the lien of the Indenture (except such as have been disposed of in accordance with the provisions of the Indenture) and in both cases free and clear of all liens, charges and encumbrances, except the lien of the Indenture and liens or charges of the character of "excepted encumbrances" as defined in Section 1.02 of the Indenture and except the lien of one or more mortgages identified in such opinion, which lien is subject and subordinate in all respects to the lien of the Indenture; and the descriptions of all such properties and assets contained in the Indenture are adequate for the purposes of the Indenture.

               (v) The franchises, permits and licenses of the Company included in the properties subject to the lien of the Indenture are valid and are adequate to give the Company the nonexclusive right to carry on its business in the locations and substantially in the manner in which it is now being conducted.

               (vi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective

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         date, the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its respective date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; although such counsel has not independently verified the accuracy or completeness of information contained in the Registration Statement or Prospectus or any amendment or supplement thereto, such counsel has no reason to believe that either the Registration Statement, as of its effective date, or the Prospectus, as of the date of this Agreement, or any such amendment or supplement, as of such respective dates, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company.

               (viii) All regulatory consents, authorizations, approvals and filings required by Federal law or the laws of the State of New York for the authorization, issuance, sale and delivery of the Bonds by the Company to the Underwriters have been obtained or made; provided, however, that no opinion need be given concerning the qualification of the Bonds for sale under the Blue Sky law of the State of New York.

In rendering the foregoing opinion, Nixon Peabody LLP may rely, as to matters of fact, upon certificates and written statements of officers and employees of, and accountants for, the Company and of officers of the Trustee.

         (d) The Representatives shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Bonds, the Registration Statement, the Prospectus, and other related matters as such Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the

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Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus.

         (f) On or prior to the day following the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that (i) in their opinion, the financial statements and schedules audited by them and incorporated by reference in the prospectus relating to the Bonds contained in the Registration Statement, as amended as of the date of such letter, comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; (ii) they have made a review of any unaudited financial statements incorporated by reference in such prospectus in accordance with standards established by the American Institute of Certified Public Accountants;
(iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures (not constituting an audit in accordance with generally accepted auditing standards), nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference in such prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published Rules and Regulations thereunder or require any material modifications in order for them to be in conformity with generally accepted accounting principles, (B) if unaudited financial information for a twelve-month period is included in such prospectus, such financial information is not derived from unaudited financial statements that are stated on a basis substantially consistent with that of the audited financial statements included in such prospectus, or (C) at the date of the latest available balance sheet read by such accountants, there was any change in the capital stock, short-term indebtedness or long-term debt of the Company, any decrease in the amount of current assets over current liabilities or any decrease in shareholders' equity or total capitalization, as compared with amounts shown on the latest balance sheet included in such prospectus, except in all cases set forth in this clause
(C) for changes, increases or decreases which such prospectus discloses have occurred or may occur, or which are described in such letter; and (iv) they have compared certain dollar amounts, percentages and other financial information derived from the general accounting records of the Company contained or incorporated by reference in such prospectus and specified by the Representatives (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (g) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP, which reconfirms the matters set forth in their letter delivered pursuant to subsection (f) of this Section and states in effect that (i) in their

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opinion, any financial statements or schedules audited by them and included in the Prospectus and not covered by their letter delivered pursuant to subsection
(f) of this Section comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published Rules and Regulations; (ii) they have made a review of any unaudited financial statements included in the Prospectus and not covered by their letter delivered pursuant to subsection (f) of this Section in accordance with standards established by the American Institute of Certified Public Accountants; (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (f) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or require any material modifications in order for them to be in conformity with generally accepted accounting principles, (B) if unaudited financial information for a twelve-month period is included in the Prospectus, such financial information is not derived from unaudited financial statements that are stated on a basis substantially consistent with that of the audited financial statements included in the Prospectus, (C) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial data from which it was derived, or (D) at the date of the latest available balance sheet read by such accountants, there was any change in the capital stock, short-term indebtedness or long-term debt of the Company, any decrease in the amount of current assets over current liabilities or any decrease in shareholders' equity or total capitalization, as compared with amounts shown on the latest balance sheet included in the Prospectus, except in all cases set forth in this clause (D) for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and (iv) they have compared certain dollar amounts, percentages and other financial information derived from the general accounting records of the Company contained or incorporated by reference in the Prospectus and specified by the Representatives (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (h) Prior to the Closing Date, the Underwriters shall have received evidence that the Bonds have received ratings of Aaa from Moody's Investors Service, Inc. and AAA from Standard & Poor's Ratings Services.

         (i) At the Closing Date, the Policy shall have been duly authorized, executed and delivered by the insurer named in Schedule I ("Insurer") to the insurance trustee named therein and shall be in full force and effect, and the Underwriters shall have received an opinion of counsel for the Insurer, dated the Closing Date, and a certificate of an officer of the Insurer, dated the Closing Date, in each case covering such matters as the Underwriters may reasonably request.

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The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

         7. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus used in connection with the offering of the Bonds, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus or any preliminary prospectus supplement used in connection with the offering of the Bonds, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying parties and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder and the aggregate principal amount of Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of all the Bonds, the Representatives may make arrangements satisfactory to the Company for the purchase of such Bonds by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the principal amount of Bonds that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Bonds with respect to which such default or defaults occur is more than the above principal amount of Bonds and arrangements satisfactory to the Representatives and the Company for the purchase of such Bonds by other persons are not made within thirty-six hours after such default, this Agreement will terminate, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Bonds by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Bonds by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Bonds.

         10. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or sent by recognized overnight courier to the Representatives at their addresses set forth in
Schedule I hereto, or, if sent to the Company, will be mailed, delivered or sent by recognized overnight courier to it both at 89 East Avenue, Rochester, New York 14649, Attention: Treasurer and Nixon Peabody LLP, Clinton Square, Post Office Box 31051, Rochester, New York, 14603-1051, Attention: Roger W. Byrd, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or sent by recognized overnight courier to such Underwriter at its address as provided to the Company by the Representatives.

         11. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. In the event that no Underwriters are named in Schedule II hereto, the term "Underwriters" shall be deemed for all purposes of this Agreement to be the Underwriter or Underwriters named as Representatives in

Schedule I hereto, the principal amount of the Bonds to be purchased by any such Underwriter shall be the amount set forth opposite its name in Schedule I hereto and all references to the "Representatives" shall be deemed to be the Underwriter or Underwriters named in such Schedule I.

         13. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      ROCHESTER GAS AND ELECTRIC
                                           CORPORATION



                                      By /s/Mark Keogh
                                        ---------------------------------
                                        Name:  Mark Keogh
                                        Title: Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date set forth in Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED



Acting on its behalf and as
Representative of the several Underwriters named in Schedule II hereto.




By:/s/Harold J. Hendershot
   -------------------------------------
      Name:  Harold J. Hendershot
      Title: Executive Director

                                   SCHEDULE I

Name and address of Representative of the Underwriters (and principal amount of Bonds to be purchased by each if no Schedule II is attached):

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Title of Bonds:     First Mortgage 6.65% Bonds, Due 2032, Series UU

Aggregate principal amount:     $125,000,000

Denominations: $25 and integral multiples thereof

Interest rate:   6.65% per annum, commencing June 20, 2002

Supplemental Indenture dated as of:   June 15, 2002

Interest payment dates:      March 15, June 15, September 15 and December 15,
                             commencing September 15, 2002

Maturity date:     June 15, 2032

Purchase price:       96.85%

Price to Public:     100.00%

Selling Concession:  2.00% ($0.50 per $25.00 principal amount)

Reallowance:         1.00% ($0.25 per $25.00 principal amount)

Redemption Provisions:  not subject to redemption at the option of the Company until June 20, 2007; thereafter subject to redemption at the option of the Company at 100.00% of the principal amount.

Date of Underwriting Agreement:     June 6, 2002

Time and date of delivery and payment ("Closing Date"):

                  Time:  10 a.m., New York time
                  Date:  June 20, 2002

Financial Guaranty Insurance Policy:

                  Insurer: Ambac Assurance Corporation
                  Date of Policy: June 20, 2002

                                 SCHEDULE II

 Underwriter                                                   Principal Amount
 -----------                                                   ----------------

 Morgan Stanley & Co. Incorporated                                 $36,362,500
 Salomon Smith Barney Inc.                                          36,350,000
 UBS Warburg LLC                                                    36,350,000
 A.G. Edwards & Sons, Inc.                                             625,000
 Bear, Stearns & Co. Inc.                                              625,000
 CIBC World Markets Corp.                                              625,000
 Dain Rauscher Wessels                                                 625,000
 Deutsche Bank Securities Inc.                                         625,000
 H&R Block Financial Advisors, Inc.                                    625,000
 HSBC Securities (USA) Inc.                                            625,000
 Legg Mason Wood Walker, Inc.                                          625,000
 Prudential Securities Incorporated                                    625,000
 Quick and Reilly                                                      625,000
 Charles Schwab & Co., Inc.                                            625,000
 TD Waterhouse Investor Services, Inc.                                 625,000
 U.S. Bancorp Piper Jaffray Inc.                                       625,000
 Wells Fargo Van Kasper, LLC                                           625,000
 Advest Inc.                                                           312,500
 Robert W. Baird & Co. Incorporated                                    312,500
 Banc One Capital Markets, Inc.                                        312,500
 BB&T Capital Markets, a Division of Scott & Stringfellow              312,500
 William Blair & Co.                                                   312,500
 Davenport & Company LLC                                               312,500
 D.A. Davidson & Co.                                                   312,500
 Fahnestock & Co. Inc.                                                 312,500
 Fifth Third Securities, Inc.                                          312,500
 J.J.B. Hilliard, W.L. Lyons, Inc.                                     312,500
 Janney Montgomery Scott LLC                                           312,500
 C.L. King & Associates, Inc.                                          312,500
 McDonald Investments Inc., a KeyCorp Company                          312,500
 McGinn, Smith & Co., Inc.                                             312,500
 Mesirow Financial, Inc.                                               312,500
 Morgan Keegan & Company, LLC                                          312,500
 Parker/Hunter Incorporated                                            312,500
 Pershing/ a Division of Donaldson, Lufkin & Jenrette                  312,500
 Raymond James & Associates, Inc.                                      312,500
 Ryan, Beck & Co. LLC                                                  312,500
 Southwest Securities, Inc.                                            312,500
 Stifel, Nicolaus & Company Incorporated                               312,500
 SunTrust Capital Markets, Inc.                                        312,500
                                                                  -------------
          Total..............................................     $125,000,000